EXHIBIT 3.26(a)

CERTIFICATE OF INCORPORATION

OF

OCCIDENTAL PETROCHEM PARTNER 1, INC.

ARTICLE I

The name of the corporation is Occidental Petrochem Partner 1, Inc.

ARTICLE II

The address of the registered office of the corporation in the State of Delaware is 1013 Centre Road, Wilmington, New Castle County 19805. the name of its registered agent at that address is The Prentice-Hall Corporation System, Inc.

ARTICLE III

The purpose of the corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of the State of Delaware as set forth in Title 8 of the Delaware Code.

ARTICLE IV

The total number of shares of stock which the corporation shall have authority to issue is 2,000 shares of Common Stock, par value $1.00 per share.

ARTICLE V

The name and mailing address of the sole incorporator is as follows:

Name	Mailing Address
S. P. Parise	10889 Wilshire Boulevard Suite 1500
Los Angeles, CA 90024

ARTICLE VI

The corporation is to have perpetual existence.

ARTICLE VII

In furtherance and not in limitation of the powers conferred by statute, the Board of Directors of the corporation is expressly authorized to make, amend, alter or repeal the By-laws of the corporation.

ARTICLE VIII

Elections of directors need not be by written ballot except and to the extent provided by the By-laws of the corporation.

ARTICLE IX

Meetings of stockholders may be held within or without the State of Delaware, as the By-laws of the corporation may provide. The books of the corporation may be kept (subject to any provision contained in applicable law) outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors of the corporation or in the By-laws of the corporation.

ARTICLE X

A director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for any breach of fiduciary duty as a director, except that this Article X shall not eliminate or limit a director’s liability (i) for any breach of such director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the General Corporation Law of the State of Delaware, or (iv) for any transaction from which such director derived an improper personal benefit. No amendment to or repeal of this Article X shall apply to or have any effect on the liability or alleged liability of any director of the corporation for or with respect to any acts or omissions of such director occurring prior to such amendment or repeal.

ARTICLE XI

The corporation reserves the right to amend, alter, change or repeal any provision contained in the Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

I, THE UNDERSIGNED, being the sole incorporator hereinbefore named, for the purpose of forming a corporation pursuant to the General Corporation Law of the State of Delaware, do make this Certificate, hereby declaring and certifying that this is my act and deed and the facts herein stated are true, and accordingly have hereunto set my hand this 20th day of April, 1998.

/s/ S. P. Parise
S. P. Parise
Sole Incorporator

CERTIFICATE OF AMENDMENT

OF

CERTIFICATE OF INCORPORATION

OCCIDENTAL PETROCHEM PARTNER 1, INC.

OCCIDENTAL PETROCHEM PARTNER I, INC., a corporation organized and existing under and by virtue of the Delaware General Corporation Law,

DOES HEREBY CERTIFY:

FIRST: That the Board of Directors of said corporation, by the unanimous written consent of its members, filed with the minutes of the Board, adopted a resolution proposing and declaring advisable the following amendment to the Certificate of Incorporation of said corporation:

RESOLVED, that the Certificate of Incorporation of OCCIDENTAL PETROCHEM PARTNER 1, INC., be amended by changing the First Article thereof so that, as amended, said Article shall be and read as follows:

1. The name of the corporation is LYONDELL (PELICAN) PETROCHEMICAL L.P.1, INC.”

SECOND: That in lieu of a meeting and vote of stockholders, the stockholders have given unanimous written consent to said amendment in accordance with the provisions of Section 228 of the Delaware General Corporation Law.

THIRD: That the aforesaid amendment was duly adopted in accordance with the applicable provisions of Sections 242 and 228 of the Delaware General Corporation Law.

IN WITNESS WHEREOF, said OCCIDENTAL PETROCHEM PARTNER 1, INC., has caused this certificate to be signed by Francis P. McGrail, its President, this 6th day of November, 2002.

OCCIDENTAL PETROCHEM PARTNER 1, INC.

By	/s/ Francis P. McGrail
Francis P. McGrail President

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